Exhibit 99.1

PCT LTD Closes a $2,250,000 Equity Financing

LITTLE RIVER, SC – (BUSINESS WIRE) – PCT LTD (PCTL OTC Pink). After performing extensive due diligence with a Dallas based marketing, branding and business advising firm, Mike Sims, CEO of Krag Capital was lead investor in a $2,250,000 private placement of PCTL’s Series C Convertible Preferred Stock (“Preferred Stock”). The private placement consisted of 1,500,000 shares of Preferred Stock, which are convertible into shares of common stock at $0.015 per share.

This investment was committed to above the open market trading price. The proceeds are being used to make a significant impact on PCTL’s debt as well as purchasing materials to build twenty second generation hospital units and five second generation large volume units. “This money has also provided funds for certain key components that require additional order time due to supply chain delays, as well as expanding R&D in the Oil & Gas, Medical and Agricultural sectors,” says Art Abraham, CFO of PCT.

Krag Capital has become a strategic partner and through its affiliation with The Edge, will assist PCT in marketing and branding.

“PCTL is positioned for explosive growth. PCTL has some category-creating technology that can impact the world. We are looking forward to being a strategic partner with PCTL to continue to deliver and develop strategy, attract intellectual capital and develop the marketing and branding need, to let the world see what we see,” stated Mike Sims, Krag CEO.

Gary Grieco, CEO of PCT states, “It’s a rare occurrence when a company like PCT can secure a private placement above the current market price for its shares. It is also rare to find an individual like Mr. Sims, who can look beyond the current situation and structure of the company and price his investment with a long-term view of the growth and profitability his investment brings.”

About PCT LTD:

PCT LTD ("PCTL") focuses its business on acquiring, developing, and providing sustainable, environmentally safe disinfecting, cleaning, and tracking technologies. The company acquires and holds rights to innovative products and technologies, which are commercialized through its wholly owned operating subsidiary, Paradigm Convergence Technologies Corporation. The Company established entry into its target markets with commercially viable products in the United States and now continues to gain market share in the U.S. and U.K.

Forward-Looking Statements:

This press release contains "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties, which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: PCTL's ability to raise sufficient funds to satisfy its working capital requirements; the ability of PCTL to execute its business plan; the anticipated results of business contracts with regard to revenue; and any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements PCTL makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. PCTL undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Michael Iorlano

(760) 621-0062

IR@para-con.com

www.para-con.com

www.pctcorphealth.com

Twitter: https://mobile.twitter.com/PCTL_